June 30, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:     Carlyle Real Estate Limited Partnership - XV
        Commission File No. 0-16111
        Form 8K



Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8K dated June 30, 1995

Thank you.



Very truly yours,

CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

By:     JMB Realty Corporation
        Corporate General Partner



        By: C. SCOTT NELSON
            ________________________________
            C. Scott Nelson, Vice President
            Accounting Officer


CSN:jo

Enclosures


                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported):  June 30, 1995




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)





     Illinois                   0-16111                 36-3314827
- -------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
  -------------------------------------------------------------------
                            EASTRIDGE MALL

                            CASPER, WYOMING
                       -------------------------



ITEM 5. OTHER EVENTS. On June 30, 1995, Carlyle Real Estate Limited Partnership - XV ("the Partnership") sold its 90% general partnership interest in East Ridge Development Company, Ltd., ("East Ridge") a Maryland limited partnership, which owns the land, building and related improvements of the Eastridge Mall ("the Property"), located in Casper, Wyoming. The purchaser, Price Development Company, Limited Partnership, is the Partnership's joint venture partner in East Ridge and is not affiliated with the Partnership or its General Partners, and the sale price was determined by arm's-length negotiations. The Property is a 557,000 square foot enclosed shopping center in which East Ridge owns 477,000 square feet of mall space. Target department store (80,000 square feet) owns its own store. The Property owned by East Ridge was approximately 91% occupied at the time of sale.

     The purchaser paid $24,075,000 (before prorations) at closing, of which $23,403,994 was used to retire the mortgage note secured by the Property and the balance representing the deemed sale price of the Partnership's interest in East Ridge. The Partnership received net proceeds (after prorations and retirement of debt) of $1,025,448 on June 30, 1995.

     The Partnership Agreement provides that the Limited Partners shall receive 99% of the proceeds (net after expenses and retained working capital) from the sale or refinancing of real property investments by the Partnership until the Limited Partners (i) have received cash distributions of sale or refinancing proceeds in an amount equal to the Limited Partners' aggregate initial capital investment in the Partnership, and (ii) have received cumulative cash distributions from the Partnership's operations which, when combined with sale or refinancing proceeds previously distributed, equal a 6% annual return on the Limited Partners' average adjusted capital investment for each year (their initial capital investment as reduced by sale or refinancing proceeds previously distributed) commencing with the third calendar quarter of 1986. After such distributions, the General Partners shall receive (to the extent not previously received) proceeds up to 3% of the aggregate gross sales price of properties previously sold by the Partnership with any remaining proceeds allocated 85% to the Limited Partners and 15% to the General Partners. The Limited Partners have not yet received cash distributions of sale or refinancing proceeds in an amount equal to their initial capital investment in the Partnership. Therefore, 1% of the proceeds of this sale would be distributable to the General Partners. If upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Limited Partners have not received the amounts in (i) and (ii) above, the General Partners will be required to return all or a portion of the 1% distribution of sale or financing proceeds described above in a amount equal to such deficiency in payments to the Limited Partners pursuant to (i) and
(ii) above.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
        (a) Financial Statements.  Not applicable
        (b) Proforma financial information.  Not applicable.
        (c) Exhibits.

            1. Partnership Interest Purchase Agreement among Carlyle Real Estate Limited Partnership - XV and Price Development Company, Limited Partnership dated June 30, 1995.

                              SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

                           By:  JMB Realty Corporation
                                Corporate General Partner




                                By:   C. SCOTT NELSON
                                      -----------------------------------
                                      C. Scott Nelson, Vice President
                                      Accounting Officer






Dated:  July 24, 1995